SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934
                             (Amendment No.   )

Filed by the Registrant[X]
Filed by a Party other than the Registrant[ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                          Spectrum Control, Inc.
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
       	1) Title of each class of securities to which transaction applies:


       	2) Aggregate number of securities to which transaction applies:


        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)


       	4) Proposed maximum aggregate value of transaction:


       	5) Total fee paid:


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
[ ]  Fee paid previously with preliminary materials.

       	1)	Amount Previously Paid:



       	2)	Form, Schedule or Registration Statement No.:



       	3)	Filing Party:



       	4)	Date Filed:

                               SPECTRUM CONTROL, INC.
                                6000 West Ridge Road
                              Erie, Pennsylvania  16506


NOTICE OF ANNUAL SHAREHOLDER MEETING
April 5, 1999



SPECTRUM CONTROL, INC.


To the Shareholders:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Spectrum Control, Inc. will be held at the Bel-Aire Hotel, 2800 West Eighth Street, Erie, Pennsylvania 16505, on Monday, April 5, 1999, at 9:00 a.m., prevailing time, for the following purposes:


       	1.	     To elect two Directors to hold office for a term of three years.

        2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company.

        3. To transact such other business as may come before the meeting or any adjournment thereof.

Accompanying this Notice is a Form of Proxy and Proxy Statement.


Shareholders of the Company of record at the close of business on February 17, 1999 are entitled to notice and the right to vote at the Annual Meeting. Each holder of shares of Common Stock is entitled to one (1) vote per share.


ALL SHAREHOLDERS ARE URGED TO ATTEND THE MEETING OR TO VOTE BY PROXY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.


                                   					By Order of the Board of Directors




                                        						JAMES F. TOOHEY, Secretary


You are urged, whether you own one or many shares, to mark, date, sign and promptly mail the enclosed Proxy in the enclosed envelope in order that your Company receives enough proxy vote returns to conduct its annual meeting.

PROXY STATEMENT FOR ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD April 5, 1999


Solicitation of Proxy

        This Proxy Statement and the accompanying form of proxy will be mailed to all Shareholders of Spectrum Control, Inc., 6000 West Ridge Road, Erie, Pennsylvania 16506 ("Spectrum", "the Corporation" or "the Company") by March 3, 1999, and is furnished in connection with the Directors' solicitation of proxies for the Annual Meeting of Shareholders to be held on April 5, 1999 at the time and place and for the purposes set forth in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. Only holders of Common Stock of record at the close of business on February 17, 1999, will be entitled to vote. On that date there were 10,887,008 shares of Common Stock outstanding, the holders of which will vote together as a class.

        Each share of Common Stock entitles the holder thereof to one (1) vote. With respect to the election of Directors, Shareholders have the right to vote cumulatively. This means that each Shareholder may multiply the number of shares he or she owns by the number of Directors to be elected and distribute this number among any number or all of the candidates in any manner he or she desires. Cumulative voting enables Shareholders to concentrate the voting of their shares in favor of the election of a lesser number of nominees than the total number of Directors being voted upon; persons holding less than a majority of shares voting may thereby be able to elect one or more Directors.

Revocation of Proxy

        The giving of a proxy does not preclude the right to vote in person should the person giving the proxy desire, and the person giving the proxy has the power to revoke the proxy at any time before it has been exercised. This right of revocation is not limited nor is it subject to any formal procedure.

Proxy Solicitation Cost

        The cost of soliciting proxies in the accompanying form will be borne by the Company. The officers, directors and employees of the Company, without additional compensation, may solicit proxies by mail, facsimile, telephone or personal contact. The Company does not expect to pay any compensation for the solicitation of proxies, but will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses in forwarding proxies and proxy material to the beneficial owners of its Common Stock.

Annual Report

        The Annual Report of the Company for the year ended November 30, 1998, is being mailed to Shareholders concurrently with this Proxy Statement. The Annual Report is not to be considered a part of the proxy soliciting materials.

Corporate Governance

        The By-Laws of the Corporation provide that the business shall be managed by a Board of Directors, up to eleven (11) in number, who need not be residents of Pennsylvania or Shareholders of the Corporation, and who normally serve for terms of three (3) years each. The Company presently has seven (7) Directors.

        During the past fiscal year, the Board of Directors met eight (8) times. All Directors attended more than 90% of the Board of Directors and Committee Meetings they were scheduled to attend.

        Because of the multitude of matters requiring Board consideration, the Board of Directors has established a number of committees to devote attention to specific subjects, as further described below.


       	Committees of the Board

                Acquisition, Divestiture, and Major New Business Development
        Committee: This committee reviews and recommends to the Board matters involving acquisition of companies and product lines, and divestiture of plant and/or product lines. The current members of this committee are Gerald A. Ryan, Chairman; Edwin R. Bindseil; John P. Freeman; Melvin Kutchin; and Richard A. Southworth. It met three (3) times in 1998.

                Audit Committee: The Audit Committee recommends to the Board the engagement of independent public accountants to audit the financial statements of the Company. It also negotiates and recommends the fee to be paid by the Company to the Auditors for audit and non-audit services. Its responsibility further includes reviewing the proposed scope and results of the audit, as well as the scope, adequacy and results of the Company's internal audit and control procedures. The current members of the Audit Committee are: John M. Petersen, Chairman; and Gerald A. Ryan. It met three (3) times in 1998.

                Compensation Committee: The Compensation Committee reviews and makes recommendations to the Board on salary, incentive compensation practices and benefit programs for the compensation of the President and other key employees; recommends to the Board the amount and method of compensation of Board members; and reviews annually the operation and performance of incentive compensation plans that apply to the President and other key employees of the Company. The current members of this committee are James F. Toohey, Chairman; Edwin R. Bindseil; John M. Petersen; and Gerald A. Ryan. It met five (5) times in 1998.

                Finance Committee: The Finance Committee of the Board of Directors has the responsibility of analysis of the financial condition and trends of the Company. The Committee reports the information to the full Board for possible resolution or action. Included as specific responsibilities of this Committee are: ratifying and approving all financial projections, forecasts and expectations that are intended for submission to banks, financial institutions or the public. The current members of this Committee are John P. Freeman, Chairman; Edwin R. Bindseil; John M. Petersen; and Gerald A. Ryan. It met eleven (11) times in 1998.

                Nominating Committee: This Committee has the responsibility for recommending to the Board of Directors nominees to fill Board vacancies. The Nominating Committee also has the responsibility for providing the evaluation of director performance, bringing to the Board recommendations for the membership of the Committees of the Board, and recommending to the Board a successor to the Chief Executive
        Officer when a vacancy occurs through retirement or otherwise. The Committee will consider Board nominees recommended by management or shareholders, and such recommendations, together with appropriate biographical information, may be delivered in writing to the attention of the Nominating Committee Chairman at the Company's principal executive offices. The current members of this Committee are James F. Toohey, Chairman; Melvin Kutchin; and Gerald A. Ryan.
        It met three (3) times in 1998.

Election of Directors

        The Company presently has seven (7) Directors. It is intended that the proxies given to Directors will be used to elect the nominees named below, both of whom are now members of the Board of Directors and whose present terms expire at the time of this meeting.

                            				       First                     Term
				                                   Elected                   to
Name                         Age       Director    Term          End


Edwin R. Bindseil            68        1991        3 yrs.        1999
John P. Freeman              44        1991        3 yrs.        1999

The terms of the following five (5) Directors extend beyond the time of this meeting:
                            				       First                     Term
				                                   Elected                   to
Name                        Age        Director    Term          End

Melvin Kutchin              73         1995        2 yrs.        2000
John M. Petersen            70         1970        3 yrs.        2001
Gerald A. Ryan              63         1968        3 yrs.        2000
Richard A. Southworth       56         1998        3 yrs.        2001
James F. Toohey             64         1968        3 yrs.        2001


Directors of the Company

        Edwin R. Bindseil obtained his undergraduate degree in Chemical Engineering from the University of Detroit and an MBA from Harvard University. In 1989, Mr. Bindseil retired from AMSCO after 31 years of service, 22 years of which he served in senior executive management positions, including general management, marketing, operations, research and development, acquisitions and corporate strategic planning. Since 1990, Mr. Bindseil has been an independent businessman, consultant and entrepreneur. He also serves as a Director of a number of privately held companies.

        John P. Freeman is a graduate of Gannon University in Accounting and is a Certified Public Accountant and Certified Management Accountant. He joined the Company in 1988 as Controller. Prior to that time, he was a principal in a public accounting firm. In January of 1990, he was named Vice President and Chief Financial Officer.

        Melvin Kutchin is a graduate of the University of Pennsylvania and was appointed a Director of the Company in October of 1994. He served as President of Kitchen and Kutchin, Inc., manufacturer's representative of electronic components, from 1961 through January 1994 when he became Chairman of the Board. From 1980 through 1990, he was President of JBM Electronics, manufacturer of delay lines and other magnetic devices.

        John M. Petersen is a graduate of the University of Pittsburgh. He is the retired President and Chief Executive Officer of Erie Family Life Insurance Company, Erie Indemnity Company, Erie Insurance Company and Flagship City Insurance Company, comprising the Erie Insurance Group, and serves as a Director of each of these Companies. Since 1995, he has been an investment consultant. Mr. Petersen is a founder and has served as a Director of Spectrum since 1970.

        Gerald A. Ryan is a graduate of the Massachusetts Institute of Technology and has been a Director of the Company since its inception and Chairman since 1991. Mr. Ryan is a principal with Erie Business Management Corporation, Erie, Pennsylvania, which invests in and manages various businesses. Mr. Ryan serves as Chairman of the Board of Automated Industrial Systems, Inc. and Rent-Way, Inc. a company listed on the New York Stock Exchange in the rental-purchase business.

        Richard A. Southworth is a graduate of Gannon University in Mechanical Engineering and Mathematics. He joined the Company in 1991 as Vice Present and General Manager. Prior to joining the Company, Mr. Southworth held executive positions with National Water Specialties, Philips Components, Murata Electronics North America, and Erie Technological Products. In 1997,
Mr. Southworth was named President and Chief Executive Officer.

        James F. Toohey is a graduate of Gannon University and Dickinson School of Law and is a practicing member of the Erie County Bar Association. He is a member of the law firm of Quinn, Buseck, Leemhuis, Toohey & Kroto, Inc., general counsel to the Company, and has been a Director and Secretary of the Company since its organization.



Compensation of Directors

        Directors who are not full-time employees are compensated for services as Directors as authorized and approved by the full Board of Directors. In 1998, the Directors received annual compensation, paid monthly, as follows:

    	Board of Directors Annual Retainer. . . . . . . . . .  $8,000
    	Attendance at each Board Meeting. . . . . . . . . . .     500
	    Attendance at each Committee Meeting. . . . . . . . .     250
	    Chairman at each Committee Meeting. . . . . . . . . .      50
	    Secretary . . . . . . . . . . . . . . . . . . . . . .   2,100

Securities Ownership

        The following table sets forth, as of February 17, 1999, the securities beneficially owned by: (i) all persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock, (ii) each Director of the Company, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all Officers and Directors of the Company as a group. Except as otherwise indicated, all Shareholders listed below have record and beneficial ownership of, and sole voting and dispositive power over, the securities listed.

                                                   Total
                         Shares of   Common      Beneficial       Approximate
                          Common      Stock     Ownership of     Percentage of
                           Stock     Options    Common Stock     Common Stock
Beneficial Owner           Owned    Owned (1)  Outstanding (1)  Outstanding (1)

David L. Babson and
Company Incorporated(2)  1,286,600         -      1,286,600         11.71%

Wellington Management
Company LLP (3)            811,200         -        811,200          7.38%

Edwin R. Bindseil           97,600     7,500        105,100          0.96%
John P. Freeman(4)          38,977    22,500         61,477          0.56%
Joseph J. Gaynor(4)         12,523    15,000         27,523          0.25%
Melvin Kutchin(5)           15,000     7,500         22,500          0.20%
John M. Petersen(6)        341,935     7,500        349,435          3.18%
Gerald A. Ryan(7)          205,340     7,500        212,840          1.94%
Robert L. Smith(4)          10,548     3,667         14,215          0.13%
Richard A. Southworth(4)    36,762    13,333         50,095          0.46%
James F. Toohey(8)         340,394     7,500        347,894          3.17%
Brian F. Ward (4)            1,550     3,334          4,884           .04%

All Officers and
Directors as a Group     1,114,349    101,668     1,216,017         11.07%
(12 persons)


(1) Includes only Common Stock Options exercisable within sixty days of the date of this Proxy Statement, which securities are deemed for purposes of the Securities Act of 1933 to be owned beneficially (but not of record) by their respective holders. The shares underlying these securities are deemed to be outstanding for purposes of determining the percent of class with respect to each Holder and all Directors and Officers as a group.

(2) Based upon information set forth in Schedule 13G as filed with the Securities and Exchange Commission by David L. Babson and Company Incorporated, One Memorial Drive, Cambridge, Massachusetts, 02142.

(3) Based upon information set forth in Schedule 13G as filed with the Securities and Exchange Commission by Wellington Management Company, LLP, 75 State Street, Boston, Massachusetts 02109.

(4) Includes the following shares held in the Company's 401(k) Profit Sharing Plan for the benefit of the named individual: 6,050 shares for Mr. Freeman, 3,633 shares for Mr. Gaynor, 7,048 shares for
        Mr. Smith, 4,402 shares for Mr. Southworth, and 1,550 shares for
        Mr. Ward.

(5)	    Includes 10,000 shares of Common Stock held by Mr. Kutchin's spouse.

(6)	    Includes 20,000 shares of Common Stock held by Mr. Petersen's spouse.

(7) Includes 115,391 shares of Common Stock held in a Keogh Plan for the benefit of Mr. Ryan and 1,740 shares of Common Stock held in Individual Retirement Accounts for the benefit of Mr. Ryan and his spouse.

(8) Mr. Toohey is a member of the law firm of Quinn, Buseck, Leemhuis, Toohey and Kroto, Inc. which holds 339,310 shares of Common Stock in its Profit Sharing Plan. Of this amount, 197,385 shares are included in the table above for Mr. Toohey. Mr. Toohey disclaims beneficial ownership as to all other shares held by such firm and does not have voting or dispositive power with respect thereto.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Quinn, Buseck, Leemhuis, Toohey & Kroto, Inc. performed legal services for the Company during the 1998 fiscal year. This law firm is expected to continue to perform such services during the current fiscal year. James F.
Toohey, a Director of the Company, is a partner in this law firm.


EXECUTIVE COMPENSATION

        Summary Compensation Table. The following table shows the compensation paid to the President and Chief Executive Officer and each of the next four most highly compensated executive officers of the Company who served as executive officers at the end of the 1998 fiscal year, for services rendered to the Company and its subsidiaries during fiscal year 1998. The table also includes amounts relating to the fiscal years 1997 and 1996. Inapplicable column headings have been omitted.


                   			   SUMMARY COMPENSATION TABLE
                                                               Long-Term
                                                 							       Compensation
				                                  Annual Compensation      Awards

                                                       Other  Securities All
                                                       Annual Underlying Other
Name and                            Salary    Bonus    Comp.   Options   Comp.
Principal Position           Year   ($)(1)    ($)(2)   ($)(3)  (#)      ($)(4)

Richard A. Southworth        1998   209,231   80,560        -   25,000   5,231
President, Chief Executive   1997   192,635  104,000        -   20,000   4,750
Officer                      1996   141,154   42,630        -   20,000   4,699

Joseph J. Gaynor             1998   126,237   21,060        -        -   3,166
Vice President, General      1997   122,887   27,300        -   15,000   2,433
Manager of Spectrum          1996   113,000   27,360        -   15,000   1,460
Control Technology, Inc.

John P. Freeman              1998   106,461   24,192   12,125   12,000   2,661
Vice President,              1997    98,808   32,411   12,914   17,500   2,470
Chief Financial Officer      1996    92,304   28,224   21,711   10,000   3,169

Brian F. Ward                1998   103,923   19,716        -   12,000   2,598
Vice President,         (5)  1997   100,109   31,200        -        -  22,896
Sales and Marketing     (6)  1996         -        -        -        -       -

Robert L. Smith              1998    94,499   21,888        -   12,000   2,363
Vice President, Quality      1997    88,577   27,238        -    5,000   2,473
and Technology          (6)  1996         -        -        -        -       -



       (1) Includes amounts deferred pursuant to Section 401(k) of the Internal Revenue Code.

       (2)  Amounts earned under the Company's Management Incentive Plan.

       (3) Amounts earned under the Company's Directors' Performance Incentive Plan.

       (4) Matching contributions made by the Company to the Spectrum Control, Inc. 401(k) Profit Sharing Plan on behalf of the named executive officers.

       (5) All other compensation in fiscal 1997 includes $20,000 in relocation costs.

       (6) Mr. Ward and Mr. Smith were named executive officers of the Company in fiscal 1997. Accordingly, compensation amounts for fiscal year 1996 have been omitted.



1998 OPTION GRANTS

The following table shows information regarding grants of stock options in fiscal year 1998 to the named executive officers.


                               Individual Grants           Potential Realizable
                                                              Value at Assumed
                                                               Annual Rates of
                                                                Stock Price
                  Number                                        Appreciation
                    of      % of Total                       For Option Term (4)
                Securities   Options
                  Under-    Granted to  Exercise
                  lying     Employees    Price
                 Options     in 1998      per
                 Granted    Fiscal Yr.   Share     Expiration
Name               (#)(1)      (2)       ($) (3)      Date      5% ($)   10% ($)
Richard A.
Southworth         25,000    25.00        5.88      04/06/03    40,579   89,669

Joseph J. Gaynor        -        -           -             -         -        -

John P. Freeman    12,000    12.00        5.88      04/06/03    19,478   43,041

Brian F. Ward      12,000    12.00        5.88      04/06/03    19,478   43,041

Robert L. Smith    12,000    12.00        5.88      04/06/03    19,478   43,041


(1) All options were granted under the Company's Stock Option Plan of 1995. Options are exercisable in three annual installments commencing two years from the date of grant. All unexercised options expire five years from the date of grant.

(2) The Company granted options representing 100,000 shares to employees during fiscal year 1998.

(3) The exercise price per share of each option is equal to the fair market value of Common Stock on the date of grant.

(4) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10%, as prescribed by the Securities and Exchange Commission, compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the stock option exercises will depend on the future performance of the Common Stock, the optionholder's continued employment with the Company through the option term, and the date on which the options are exercised and the underlying shares are sold. The Company did not use an alternative formula for a grant date valuation, as it is not aware of any formula which will determine with reasonable accuracy a present value on future unknown or volatile factors.


        Option Exercises and 1998 Fiscal Year End Values Table. The following table sets forth information with respect to the named executive officers concerning the exercise of options during the fiscal year ended November 30, 1998 and unexercised options held as of November 30, 1998.

       	      Aggregated Option Exercises in Last Fiscal Year
		                   and Fiscal Year End Option Values

                                  Number of Securities    Value of Unexercised
                                  Underlying Unexercised  In-the-Money Options
                                    Options at Fiscal      at Fiscal Year End
                  Shares              Year End (#)               ($)(2)
              		  Acquired
		                on       Value
		                Exercise Realized              Unexer-               Unexer-
Name              (#)      ($)(1)   Exercisable  cisable  Exercisable  cisable
Richard A.
Southworth        26,666   54,998        -       58,334        -       36,147

Joseph J. Gaynor  20,000   50,000    5,000       25,000    5,938       28,750

John P. Freeman        -        -   10,000       39,500   19,373       35,315

Brian F. Ward          -        -    1,666       15,334    1,978        3,959

Robert L. Smith        -        -    1,000       19,000    1,188        8,000

     (1) Market value of underlying securities on date of exercise, minus the exercise price.

     (2) Total value of options (market value of underlying securities minus exercise price) based on a per share fair market value of Company Common Stock of $4.1875 at November 30, 1998.


Compensation Committee Interlocks and Insider Participation

        As discussed above, the members of the Compensation Committee during 1998 were Messrs. Bindseil, Petersen, Ryan and Toohey. All four members are non-management or outside directors. None of the executive officers of the Company has served on the Board of Directors or Compensation Committee of any other entity of which any member of the Spectrum Board is in any way affiliated.


Compensation Committee Report

        The Company's Compensation Committee is charged with the responsibility of recommending an executive compensation program, plans and policies to the Board of Directors.

        The Compensation Committee is committed to compensating the key executives in such a manner as to encourage them to develop business strategies to capitalize on Spectrum's position in the electronic control products and systems business and to grow in new technology markets. The Committee is dedicated to attracting and retaining the best executive talent available to achieve its aggressive strategy.

        Accordingly, the Committee periodically retains the services of compensation consultants to prepare and update executive compensation studies. As a result, the Committee has adopted a compensation package comprised of base salary, cash awards and performance-based stock options.

        Base Salary

        The Committee's goal is to establish base salaries which are fair, reasonable and competitive with similar industrial companies. With this in mind, the Committee periodically reviews and analyzes compensation consultant data and establishes base salaries within plus or minus 20% of the estimated average base compensation levels of similar companies as indicated in the consultant's report.

       	Annual Cash Awards

        The Company's executive officers are eligible for annual cash awards which through 1998 were calculated under the Company's Management Incentive Plan (the "MIP"), and commencing for 1999 under a plan known as the At-Risk Compensation Plan, (the "ARC"). The purpose of these plans is to provide strong incentive for key employees to properly motivate individuals under their direction thereby obtaining for the shareholders the best financial results possible under the prevailing circumstances. The MIP generally provided for cash awards commencing upon attainment of 90% of the annual operating plan. Based upon these factors, aggregate awards of $278,431 were earned for the fiscal year 1998 and, in accordance with the terms of the MIP, these amounts were paid in 1999. The ARC utilizes Profit Before Taxes (the "PBT") as the basis for payment. Each year, the Board of Directors will establish a minimum PBT increase over the prior year that must be achieved before the program is activated. For 1999, the activation threshold is a 7% increase. There is a graduated scale of payments for management if the increase in PBT exceeds the 7% activation threshold.

     	  Long-Term Performance Based Incentive

        In recognition that an overall compensation package should include rewards for efforts which impact on the value of the company stock, the Committee has recommended and the Board has adopted a policy to award competitive amounts of annual stock options to the key executives of Spectrum. Such options are priced at 100% of the Common Stock's fair market value as of the date of grant. The grant of these options shall be consistent with the adoption of the Annual Operating Plan.

        The Company currently utilizes the Stock Option Plan of 1995 to provide the annual grant of stock options.



1998 Chief Executive Officer Compensation

        Mr. Southworth's current base salary of $212,000 was determined in accordance with the criteria described in the "Base Salary" section of this report. The Management Incentive Plan for 1998 provided for an award to Mr. Southworth not to exceed 65% of his annualized salary. This award is calculated and paid upon completion of the year end audit and is arithmetically determined based upon performance, achievement to budget, and attainment of specifically provided objectives. Based upon these factors, an award of $80,560 was earned for performance in fiscal year 1998. Under the terms of the MIP, this award was paid in 1999.

EMPLOYEE 401(k) PROFIT SHARING PLAN

        The Company maintains a Qualified Employee 401(k) Profit Sharing Plan. Annual profit sharing contributions to the Plan, if any, are determined by the Board of Directors. The assets of the Plan are held in trust and invested in various mutual funds and collective trusts under the direction of the Plan participants. All employees with at least one year of service are automatically eligible for participation in the Plan. The annual allocation to each Employee's Profit Sharing Account is based upon the actual compensation paid to the Participant.

        A participant becomes fully vested in his Profit Sharing Account balance on the earliest of the following dates: (i) upon the completion of seven years of service; (ii) upon attaining normal retirement age of 65; (iii) upon incurring total disability; or (iv) on the date of the Participant's death.
A Participant may not receive a distribution from the Employee Profit Sharing Account prior to the earliest of the following dates: (i) termination of employment with the Company; (ii) retirement or (iii) death. The Plan provides that distribution of the Participant's entire interest in the Plan must begin no later than the taxable year in which the Participant attains age seventy and one-half (70-1/2) or, if later, the year the Participant retires and terminates employment with the Employer.

        The Plan includes a tax deferred employee savings plan pursuant to
Section 401(k) of the Internal Revenue Code. The Company matches an employee's contribution to the savings plan at a rate determined by the Board of Directors. The Company's matching contribution to the 401(k) plan is not subject to any vesting requirements.


Directors' Long-Term Incentive Plan

        The Board of Directors has adopted a Directors' Performance Incentive Plan (the "DPIP") which provides for an annual cash payment to each Director of an amount equal to the price appreciation of 5,224 common shares. Price appreciation is measured over a five-year period, ending on June 30 of the current year, and is subject in all cases of adjustments for stock splits, combinations and similar transactions. Aggregate amounts of $77,000 in 1998, $73,000 in 1997 and $145,000 in 1996 were paid under the DPIP. In connection with the adoption of the 1996 Non-Employee Directors Stock Option Plan, the Board of Directors amended the DPIP to terminate effective July 1, 2000.


        The 1996 Non-Employee Directors Stock Option Plan (the "Plan") was approved by the Corporation's stockholders on April 1, 1996. The Plan is designed to promote the long-term success of the Corporation by creating a mutuality of interests between the non-employee directors and the stockholders. Under the terms of the Plan, stock options to purchase 7,500 shares of Common Stock are granted annually to all qualified non-employee Directors. The option exercise price is equal to the market price of the Company's Common Stock on the date of the option grant. The options become exercisable at varying dates and expire five years from the date of grant. In 1998, aggregate options to purchase 37,500 shares of Common Stock were granted to non-employee
Directors, at an exercise price of $6.00 per share. In 1997 and 1996, aggregate options to purchase 37,500 shares of Common Stock were granted at an exercise price of $3.50 per share.


Stock Price Performance Graph

        The following graph shows the Company's total return to shareholders compared to the S&P 500 Index and the NASDAQ Electronic Components Stock Index over the five year period from 1994 though 1998. The graph assumes that $100 was invested on December 1, 1993, in the Company's Common Stock and in each of the other indices.

                1993       1994       1995       1996       1997       1998

Spectrum        $  100     $   46     $   75     $   72     $  123     $   97

S&P 500         $  100     $  103     $  139     $  174     $  219     $  267

NASDAQ
Electronic
Components
Stock Index     $  100     $  112     $  207     $  322     $  379     $  442


Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and owners of more than 10% of the Common Stock to file reports of ownership of equity securities of the Company and to furnish copies of such reports to the Company. Based on a review of such reports, the Company believes that during the fiscal year ending November 30, 1998, all such filing requirements were met.


Appointment of the Company's Auditors for the Fiscal Year 1999

        Upon recommendation of the Audit Committee, the Board of Directors has resolved to appoint Ernst & Young LLP as the Company's auditors for the fiscal year ending November 30, 1999, subject only to ratification by the Shareholders.

        Representatives of Ernst & Young LLP will be present at the meeting with the opportunity to make a statement, if they desire to do so, and such representatives will be available to respond to appropriate questions. All services of the auditors were reviewed by the Audit Committee and approved by the Board of Directors prior to commencement. No relationship exists other than the usual relationship between independent public accountant and client.


General Matters

        The Directors know of no matter, other than those referred to in this Proxy Statement, which will be presented at the meeting. However, if other matters properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their judgment in such matters. Should any Nominee for the office of Director become unable to accept nomination or election, the persons named in the proxy will vote it for the election of such other person, if any, as the Board of Directors may recommend. The Board of Directors is not aware that any Nominee named herein will be unable or unwilling to accept nomination or election.

        You are advised that the deadline for submitting Shareholder proposals for consideration at the next annual meeting is December 10, 1999.

        The cost of soliciting proxies will be borne by the Company. Regular employees of the Company may solicit proxies personally or by telephone. In addition to solicitation by mail and regular employees as aforesaid, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy soliciting material to their principals, and the Company may reimburse them for their expense in so doing.


        You are urged to sign and return your proxy promptly to make certain your shares will be voted at the meeting. You may revoke the proxy at any time before it is voted, and if you attend the meeting, as we hope you will, you may vote your shares in person. For your convenience, a return envelope is enclosed, requiring no additional postage if mailed in the United States.




                                     					JAMES F. TOOHEY, Secretary

Dated: March 3, 1999

Document #26246







                         SPECTRUM CONTROL, INC-PROXY

        	This Proxy is Solicited on Behalf of the Board of Directors


        The undersigned hereby appoints, James F. Toohey as the Proxy of the undersigned, with full power of substitution, to vote all of the undersigned's shares of Common Stock in Spectrum Control, Inc., at the Annual Meeting of Shareholders to be held on Monday, April 5, 1999, and at any adjournment thereof, for the transaction of such business as may come before the meeting and the following matters which are described in the Proxy Statement accompanying the Notice of said meeting.

1.  ELECTION OF DIRECTORS        FOR the Nominees        WITHHOLD AUTHORITY to
                                 listed below            vote for the Nominees
                                                         listed below
                                          o                       o

                                Edwin R. Bindseil            John P. Freeman

      	(To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list.)

2. Ratification of the appointment of Ernst & Young LLP as the Company's auditors for the fiscal year 1999.

            FOR  o                   AGAINST  o                       ABSTAIN  o


3. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.


                         (Continued on reverse side)



                         (Continued from other side)


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDESIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND 2.

                                    Please sign exactly as name appears below.
                                    When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                                                       Signature



                                                  Signed if jointly held


                                    Dated                              , 1999



           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.




Document #26625